SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 14, 2007

Date of Report (date of earliest event reported)

CUBIC CORPORATION
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-8931 (Commission File Number)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Election of Director.

                On November 14, 2007 Registrant’s Board of Directors elected Dr. John H. Warner, Jr. to fill a vacancy on the board due to the retirement of Dr. Richard C. Atkinson.  Dr. Warner recently retired from SAIC where he had been a director since 1988 and an employee since 1973, rising to the positions of Executive Vice President and Chief Administrative Officer.  SAIC has revenues of approximately $8 billion and 43,000 employees, worldwide.  It is a large technology-driven government contractor, with a focus on defense and homeland security.  Dr. Warner, who has a PhD in Nuclear Engineering from UCLA, has been named to the Registrant’s Audit Committee.  He will receive an option to purchase 4,500 shares of Registrant’s common stock at the closing price on the day after his election, which arrangement is standard for all independent directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	November 14, 2007
/s/ William L. Hoese
William L. Hoese
VP, Corporate Secretary & General Counsel